Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT IMMUNOCORE TREATS AS PRIVATE OR CONFIDENTIAL.

 AMENDMENT NO. 1 TO SIDE LETTER

This AMENDMENT NO. 1 TO SIDE LETTER (the “Amendment”) dated as of February 6, 2024, is made with reference to the Letter Agreement dated January 21, 2021 (the “Side Letter”) by and between IMMUNOCORE HOLDINGS LIMITED, 667, L.P., and BAKER BROTHERS LIFE SCIENCES, L.P. (collectively, the “Parties”).

FOR VALUE RECEIVED, the Parties agree that Paragraph 2 of the Side Letter is hereby, effective as of the date hereof, amended and re-stated as indicated in the attached red-line and resulting final version to strike “75% of the Shares originally purchased by BBA (as adjusted for stock splits, recapitalizations and other similar events), or at least 75% of the shares of Ordinary Shares issued upon conversion of such Shares” and to replace such stricken language with “1,029,652 American Depository Shares representing ordinary shares of the Company” and to delete Paragraph 2.2 of the Side Letter in its entirety and to delete all references to any Observer Right.

This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which together shall have the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall be governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed in their names as their official acts.

[Signatures Appear on Following Page]

IMMUNOCORE HOLDINGS PLC

By:	/s/ Dr. Bahija Jallal
Name:	Dr. Bahija Jallal
Title:	CEO

667, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By: /s/ Scott L. Lessing
Scott L. Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner

By: /s/ Scott L. Lessing
Scott L. Lessing
President

~~January 22, 2021~~February 1, 2024

Baker Brothers Investments
860 Washington St, 3rd Floor
New York, NY 10014

Re:          IPO Participation, Director and Observer, Reorganisation and Publicity Rights

Ladies and Gentlemen:

In connection with the 27,457,400 series C preferred shares with a nominal value of £0.0001 each in the share capital of Immunocore Holdings ~~Limited~~PLC (the “Company”) held by funds advised by Baker Bros. Advisors LP (“BBA”) (together, the “Shares”), the parties to this letter agreement (the “Letter Agreement”) hereby set forth herein and further agree as follows:

1.          Initial Public Offering Participation. [***]

1.1         BBA hereby acknowledges that, despite the Company’s use of its best efforts, the underwriter(s) for the IPO may determine in its or their sole discretion that it is not advisable to designate the maximum number of shares being issued and sold in the IPO as BBA Shares, in which case the number of BBA Shares may be reduced or no BBA Shares may be designated.  BBA also acknowledges that notwithstanding the terms hereof, the sale of any BBA Shares to any person will only be made in compliance with FINRA Rules 5110 and 5130 and applicable federal, state, and local laws, rules, and regulations.

1.2          The rights of BBA to purchase BBA Shares in the IPO will be conditioned upon the completion of the IPO.  The Company may withdraw its registration statement for an IPO at any time without incurring any liability under this Letter Agreement to BBA or any Affiliate.  Without limiting the foregoing, the rights of BBA described in Section 1 of this Letter Agreement will terminate and be of no further force or effect upon the earliest to occur of the following: [***]

1.3           The Company acknowledges that nothing in this Letter Agreement constitutes an offer or the commitment to purchase any BBA Shares in the IPO.

2.          BBA Director ~~or Observer~~ Rights post IPO.          In addition to the rights of BBA with respect to designating directors described in the Charter and the shareholders’ agreement relating to the Company dated as of the date of this Letter Agreement (the “SHA”), following an IPO and until such time as BBA no longer holds at least ~~75% of the Shares (as adjusted for stock splits, recapitalizations and other similar events), or at least 75% of the Ordinary Shares issued upon conversion of such Shares~~ (as adjusted for stock splits, recapitalizations and other similar events) 1,029,652 American Depository Shares representing ordinary shares of the Company (the “Relevant Time”) and subject to compliance at the time with all applicable securities laws and regulations, at any time that a representative of BBA is not serving on the Board of Directors of the Company (the “Board”) the Company agrees ~~(at BBA’s sole choice as to which option to elect)~~ to ~~either~~:

2.1          recommend that its shareholders vote in favour of any resolution of the shareholders proposed at an annual general meeting of the Company elect or re-elect a representative of BBA as a director of the Company (subject to compliance by the Board with their fiduciary duties and duties to act in the best interests of the Company when making such a recommendation).  With effect from the Relevant Time, BBA shall, following a request in writing from the Company, procure, in so far as it is legally able to do so, that any such representative of BBA resigns forthwith as a director of the Company without seeking compensation for loss of office and waiving all claims that such director may have against the Company in connection therewith; or

2.2             ~~invite a representative of BBA to attend all meetings of its Board in a non-voting observer capacity and, in this respect, shall give such representatives copies of all notices, minutes, consents, and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes that either i) such exclusion is reasonably necessary to preserve the attorney-client privilege; or ii) such exclusion is otherwise in the best interests of the Company. Such representatives may participate in discussions of matters brought to the Board, provided, however, any representative of BBA will agree to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Letter Agreement.~~

3.          Additional information and other rights

For the purposes of this clause 3, defined terms (not otherwise defined in this Letter Agreement) take their meaning from the SHA.

3.1          [***]

3.2          [***]

3.3          In respect of, and in connection with, any Holding Company Reorganisation, the Company shall consider in good faith the reasonable comments of BBA regarding the structuring of the Holding Company Reorganisation.

3.4          [***]

3.5          [***]

4.         No Publicity or Use of BBA Name.  No party to this Letter Agreement shall make any announcement of BBA’s investment in the Company, whether oral or written, without the prior written approval of both the BBA and the Company.  Prior written approval of BBA shall be required for any use of BBA’s name or logo in any respect by any party to this Letter Agreement; provided, however, that the Company may use BBA’s name for any uses that have been preapproved in writing by BBA or as otherwise provided in this Letter Agreement;  provided further however, the Company may disclose the name of BBA and its holdings in the Company as may be required for the Company to comply with any applicable law or regulation (including, but not limited to, the rules and regulations promulgated by the United States Securities and Exchange Commission and the Nasdaq Stock Market LLC) and, only to the extent necessary, to comply with required law or regulation in connection with any disclosures [***]. Notwithstanding the foregoing, BBA’s name and logo will not be used by the Company or its representatives in any manner (orally or in writing) to market, to sell securities of the Company or otherwise to promote the Company, its products, services and/or business.

5.       Data Protection. BBA acknowledges and understands that, in connection with the Shares, the Company will hold and process BBA’s personal data in accordance with Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (“GDPR”) (as it applies in England and Wales from time to time (including as retained, amended, extended or re-enacted on or after on or after 11 pm on 31 January 2020)) and the UK Data Protection Act 2018 and with any implementing legislation applicable to them. If BBA provides personal data concerning any individual (such as authorised representatives, beneficial owners, employees) to the Company, BBA hereby represents and warrants that: (i) such data has been obtained and processed and is disclosed by BBA to the Company in compliance with the applicable law; and (ii) if necessary, BBA has obtained any consents required from such individuals to the processing of their personal data.

6.          Registration Rights.  Any time after the expiration of the Registration Rights (as defined in the SHA) pursuant to the terms of the SHA, if so requested by BBA, the Company will enter into a registration rights agreement with BBA substantially in the form attached to this Letter Agreement which will afford BBA certain affiliate shelf registration rights.

7.          This Letter Agreement may not be amended as to BBA or Company except by a written instrument signed by BBA and the Company and shall be governed by, and construed in accordance with, English law, and each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this summary of terms or its subject matter or formation (including non-contractual disputes or claims).

Very truly yours,
Immunocore Holdings ~~Limited~~PLC

By:	/s/ Bahija Jallal
Name: Bahija Jallal
Title: Director

AGREED AND ACCEPTED:

667, L.P.

BY:  BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By:  BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

APPENDIX: Form of Affiliate Registration Rights Agreement